As filed with the Securities and Exchange Commission on June 23, 2022
Registration No. 333-237859

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
Post-Effective Amendment No. 1
to Form S-8 Registration Statement No. 333-237859
UNDER
THE SECURITIES ACT OF 1933
___________
BRICKELL BIOTECH, INC.
(Exact name of registrant as specified in its charter)
___________

Delaware	93-0948554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5777 Central Avenue, Suite 102 Boulder, CO	80301
(Address of Principal Executive Offices)	(Zip Code)

2020 Omnibus Long-Term Incentive Plan
(Full title of the plans)
Robert B. Brown
Chief Executive Officer
Brickell Biotech, Inc.
5777 Central Avenue, Suite 102
Boulder, CO 80301
(720) 505-4755
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Christine G. Long
Faegre Drinker Biddle & Reath LLP
600 East 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer Non-accelerated filer Emerging growth company	☐ ☒ ☐	Accelerated filer Smaller reporting company	☐ ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Brickell Biotech, Inc. (the “Company”) filed a Form S-8 Registration Statement (Registration No. 333-237859) on April 27, 2020 (the “Original Registration Statement”), registering 2,333,587 shares of the Company’s common stock, par value $0.01 per share issuable under the Brickell Biotech, Inc. 2020 Omnibus Long-Term Incentive Plan (the “Plan”).
The Company is filing this Post-Effective Amendment No. 1 to amend the Original Registration Statement to clarify that the Original Registration Statement covers, in addition to the 2,333,587 shares of common stock registered thereby, and pursuant to Rule 416(a) under the Securities Act of 1933, as amended, an indeterminate number of shares of the Company’s common stock which may be issuable pursuant to the anti-dilution provisions of the Plan by reason of stock splits, stock dividends and other events.
Item 8. Exhibits.

Exhibit Number	Description of Exhibit

24.1	Power of attorney (contained on the signature page of this registration statement)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on June 23, 2022.

BRICKELL BIOTECH, INC.

By:	/s/ Robert B. Brown
Robert B. Brown
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Brown and Andrew D. Sklawer, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Robert B. Brown	Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2022
Robert B. Brown

/s/ Albert N. Marchio, II	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 23, 2022
Albert N. Marchio, II

*	Co-Founder and Chairman of the Board of Directors	June 23, 2022
Reginald L. Hardy

*	Director	June 23, 2022
Gary A. Lyons

*	Director	June 23, 2022
Vijay B. Samant

*	Director	June 23, 2022
Dennison T. Veru

*By:	/s/ Robert B. Brown, Attorney-in-Fact